Exhibit A
                                                            Page 1 of 3

                                 MYR GROUP INC.
                           Consolidated Balance Sheet
                             AS OF DECEMBER 31, 2000
                             -----------------------
                                   (Unaudited)




ASSETS

Current Assets:
   Cash and temporary cash investments                      $  7,295,275
   Accounts receivable:
     Contract                                                116,916,235
     Other                                                     6,249,460
   Cost and estimated earnings in excess
     of billings on uncompleted contracts                     29,377,251
   Prepaid deferred taxes                                      9,437,804
   Other                                                         500,795
                                                             -----------

      Total current assets                                   169,776,820
                                                             -----------

Fixed Assets:
   Land                                                          930,807
   Building and improvements                                   4,301,170
   Construction equipment                                     47,969,192
   Office equipment                                            5,527,007
                                                             -----------
      Total fixed assets                                      58,728,176
   Accumulated depreciation                                  (41,611,063)
                                                             -----------

      Net fixed assets                                        17,117,113
                                                             -----------

Goodwill, net                                                161,431,234
                                                             -----------

Deferred Debits and Other Assets                               3,596,011
                                                             -----------


      TOTAL ASSETS                                          $351,921,178
                                                             ===========

                                                            Exhibit A
                                                            Page 2 of 3

                                 MYR GROUP INC.
                           Consolidated Balance Sheet
                             AS OF DECEMBER 31, 2000
                             -----------------------
                                   (Unaudited)




LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities:
   Notes payable                                            $ 36,319,784
   Accounts payable                                           17,505,952
   Billings in excess of cost and estimated
     earnings on uncompleted contracts                        21,315,014
   Income taxes payable                                        1,060,000
   Other                                                      33,721,335
                                                             -----------

      Total current liabilities                              109,922,085
                                                             -----------

Long-Term Liabilities:
   Deferred income taxes                                       4,346,901
   Other                                                         386,210
                                                             -----------

      Total long-term liabilities                              4,733,111
                                                             -----------

Stockholder's Equity:
   Common stock                                                   67,143
   Capital surplus                                           227,641,581
   Retained earnings                                           9,557,258
                                                             -----------

      Total stockholder's equity                             237,265,982
                                                             -----------


      TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY            $351,921,178
                                                             ===========

                                                            Exhibit A
                                                            Page 3 of 3

                                 MYR GROUP INC.
                        Consolidated Statement of Income
           FOR THE PERIOD OF APRIL 26, 2000 THROUGH DECEMBER 31, 2000
           ----------------------------------------------------------
                                   (Unaudited)





OPERATING REVENUES                                          $446,750,462
                                                             -----------

OPERATING EXPENSES:
   Operation and maintenance                                 407,481,695
   Depreciation and amortization                               4,893,146
   Taxes, other than income taxes                             16,763,123
                                                             -----------
      TOTAL OPERATING EXPENSES                               429,137,964
                                                             -----------

OPERATING INCOME                                              17,612,498

Other income, net                                                895,468

Interest charges                                                (797,158)
                                                             -----------

INCOME BEFORE INCOME TAXES                                    17,710,808

   Income taxes                                                8,153,550
                                                             -----------

NET INCOME                                                  $  9,557,258
                                                             ===========